UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2007

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

On July 19, 2007, Superior Bancorp (the “Company”) issued approximately $22,000,000 in aggregate principal amount of Trust Preferred Securities and a like amount of related subordinated debentures through the Company’s wholly owned unconsolidated subsidiary trust, Superior Capital Trust I. The Trust Preferred Securities bear interest at a floating rate of three-month LIBOR plus 1.33% which is payable quarterly. The Trust Preferred Securities, which may be redeemed on or after September 15, 2012, will mature on September 15, 2037.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation
or an Obligation under an Off-Balance Sheet Arrangement.

On July 25, 2007, the Company completed its redemption of approximately $16 million in aggregate outstanding principal amount of Trust Preferred Securities and related six-month LIBOR plus 3.75% junior subordinated debentures due July 25, 2031, both of which were issued by the Company’s wholly owned unconsolidated subsidiary trust, TBC Capital Statutory Trust III. The terms of these redemptions have previously been disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2007 announcing the Company’s call that triggered these redemptions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

By: /s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

Date: July 25, 2007